                                           Registration No. 333-

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1999.
======================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                            ____________
                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                            ____________
                     TRANS WORLD AIRLINES, INC.
       (Exact name of registrant as specified in its charter)

            DELAWARE                          4512                   43-1145889
 (State or other jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)    Classification Code Number)    Identification No.)

                          ONE CITY CENTRE
                        515 N. SIXTH STREET
                     ST. LOUIS, MISSOURI 63101
                           (314) 589-3000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices).

        AIR LINE PILOTS DISTRIBUTION UNDER SEPTEMBER 1, 1998
                  COLLECTIVE BARGAINING AGREEMENT
                      (Full title of the Plan)
                         KATHLEEN A. SOLED
             SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                     TRANS WORLD AIRLINES, INC.
                          ONE CITY CENTRE
                        515 N. SIXTH STREET
                     ST. LOUIS, MISSOURI 63101
                           (314) 589-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
    TITLE OF                     AMOUNT TO BE              PROPOSED             PROPOSED            AMOUNT OF
SECURITIES TO BE                REGISTERED <F1>            MAXIMUM               MAXIMUM         REGISTRATION FEE
   REGISTERED                                           OFFERING PRICE          AGGREGATE
                                                         PER UNIT <F1>      OFFERING PRICE <F1>
-----------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01                  750,000 shares             $4.69<F1>            $3,517,500            $977.87
per share
-----------------------------------------------------------------------------------------------------------------

<F1>  Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(i) under the Securities Act. Based on prices of the Common Stock on the American Stock Exchange Composite Tape as of July 12, 1999.

======================================================================

     Pursuant to Instruction E of the General Instructions to Form S-8 under the regulations of the Securities Act of 1933, as amended, the registrant hereby incorporates by reference the Company's Registration Statement on Form S-8 (Reg. No. 333-76889), as filed with the Commission on April 22, 1999, by which the Company registered 250,000 shares of Common Stock pursuant to the collective bargaining agreement with the pilots.

ITEM 8.   EXHIBITS.

     The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number      Description
------      -----------

23.1        Consent of KPMG LLP

24          Powers of Attorney

                             SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF ST. LOUIS, STATE OF MISSOURI, ON JULY 14, 1999.

                        TRANS WORLD AIRLINES, INC.



                        By:   /s/ Michael J. Palumbo
                              ----------------------
                              Michael J. Palumbo, Executive Vice President
                              and Chief Financial Officer


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

     SIGNATURES                               TITLE                        DATE
     ----------                               -----                        ----
/s/ William F. Compton              Director, President and Chief
---------------------------         Executive Officer                   July 14, 1999
William F. Compton                  (Principal Executive Officer)


/s/ Michael J. Palumbo              Executive Vice President and Chief
---------------------------         Financial Officer (Principal        July 14, 1999
Michael J. Palumbo                  Financial Officer and Principal
                                    Accounting Officer)


         <F*>                       Director                            July 14, 1999
---------------------------
John W. Bachmann


---------------------------         Director                            July 14, 1999
Eugene P. Conese


---------------------------         Director                            July 14, 1999
Sherry L. Cooper


         <F*>                       Director                            July 14, 1999
---------------------------
Gerald L. Gitner


         <F*>                       Director                            July 14, 1999
---------------------------
Edgar M. House


         <F*>                       Director                            July 14, 1999
---------------------------
Thomas H. Jacobsen

                                3


         <F*>                       Director                            July 14, 1999
---------------------------
Myron Kaplan


         <F*>                       Director                            July 14, 1999
---------------------------
David M. Kennedy


         <F*>                       Director                            July 14, 1999
---------------------------
Merrill A. McPeak


         <F*>                       Director                            July 14, 1999
---------------------------
Thomas F. Meagher


         <F*>                       Director                            July 14, 1999
---------------------------
William O'Driscoll


                                    Director                            July 14, 1999
---------------------------
Robert A. Pastore


         <F*>                       Director                            July 14, 1999
---------------------------
G. Joseph Reddington


         <F*>                       Director                            July 14, 1999
---------------------------
Blanche M. Touhill

<F*> Signed pursuant to Power of Attorney by:



/s/ Kathleen A. Soled
---------------------------------------
Kathleen A. Soled, as Attorney-In-Fact

                                4